UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant    ☐ Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Phillips 66

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 9, 2025, Phillips 66 published a press release in response to a letter released by Gregory J. Goff. A copy of the text of that press release is provided below.

Phillips 66 Sets the Record Straight on Gregory J. Goff’s Relationship with Elliott Management

HOUSTON, April 9, 2025 - Phillips 66 (NYSE:PSX) (the “Company”) today responded to a letter released by Gregory J. Goff to Phillips 66 Shareholders. The Board of Phillips 66 has issued the following statement:

“Gregory Goff is clearly affiliated with Elliott Management. As of this morning, he remains featured as CEO of Amber Energy, an entity that Elliott has backed in its bid for Citgo, a Phillips 66 competitor. This important and obvious fact about a clear conflict of interest was never mentioned in Mr. Goff’s communication and is plainly misleading to shareholders. The notion he is an investor independent of Elliott is obviously false. This stunt reflects Elliott’s growing desperation to convince real investors to support its shortsighted, rushed breakup of Phillips 66. We will continue to engage with all investors on the facts and remain confident that those investors value the reliable $43 billion1 dollars of value we have returned through volatile market cycles.”

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

Jeff Dietert (investors)

832-765-2297

jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Thaddeus Herrick (media)

855-841-2368

thaddeus.f.herrick@p66.com

[1]	Shareholder distribution through dividends paid on common stock and repurchases of common stock.

Also on April 9, 2025, Phillips 66 posted the following material on LinkedIn which referenced portions of previously filed video content. A transcript of the reposted video content is provided below.

Phillips 66

265131 followers

now

With our differentiated market position, transformational strategy and highly engaged Board, we remain committed to maximizing shareholder value.

To learn more about our upcoming vote and to watch the full video visit: https://www.phillips66delivers.com/

Additional legal information can be found at: https://www.phillips66delivers.com/legal-disclaimer/

MARK LASHIER:

At Phillips 66, we’re all about reliable and predictable value creation for our shareholders. Since I stepped into the role of CEO in 2022, we’ve been leading a transformative strategy that makes the most of our integrated platform, enabling us to drive operational efficiencies and accelerate cash returns to shareholders.

NAMEER SIDDIQUI:

In our business, we transform hydrocarbons into essential products like gasoline, diesel, jet fuel and high density polyethylene.

Our midstream business collects crude oil and rich natural gas liquids at the wellhead,

separates these NGLs and delivers them to our Sweeny hub on the US Gulf Coast, where they are processed into purity products such as ethane, propane, and butane that serve as feedstocks for CPChem, blended into refinery product streams or are exported through our global commercial platform.

Simply put, our integrated assets create commercial synergies and shareholder value.

KEVIN MITCHELL:

Since the spin off we’ve returned a total of $43 billion to shareholders through dividends and buybacks.

Looking ahead, we remain committed to maintaining safe and reliable operations, investing in growth opportunities that exceed hurdle rates, enhancing long term growth, and capturing integration benefits.

We are committed to doing this while returning over 50% of net operating cash flow to shareholders through a competitive and growing dividend and stock repurchases.

MARK LASHIER:

We’re in the early innings of our strategy, and I’m proud of the results we’ve delivered for shareholders so far.

Since I stepped in as president and CEO in July of 2022, we’ve generated 67% of shareholder returns, significantly outperforming the S&P 500, S&P Energy Index and a basket of our peers.

We’re committed to delivering significant value to our shareholders through our 2027 strategic priorities: maintaining operational excellence, pursuing disciplined growth, returning capital and ensuring financial strength.

This annual meeting is important. Your vote will be crucial to protect your investment. The reliable value that we create and strive to grow for you, our shareholders, is at risk due to Elliott’s shortsighted, risky proposals. The Phillips 66 board and leadership team has sought to engage constructively with Elliott, but Elliott’s thesis relies on market timing and commodity cycles, which are highly volatile.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April  8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.